Exhibit 10.1

Execution Copy

AMENDED AND RESTATED ASSET REPRESENTATIONS REVIEW AGREEMENT

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC,

as Transferor,

and

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,

as Servicer,

and

CLAYTON FIXED INCOME SERVICES LLC,

as Asset Representations Reviewer

American Express Credit Account Master Trust

Dated as of April 1, 2018

EXHIBITS

Exhibit A	Covered Representations, Review Materials and Tests	A-1

Exhibit B	Form of Indemnification Agreement	B-1

AMENDED AND RESTATED ASSET REPRESENTATIONS REVIEW AGREEMENT

This AMENDED AND RESTATED ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of April, 2018, by and among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company (“RFC III”), as Transferor, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC. (“TRS”), a New York corporation, as Servicer (in such capacity, the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (“Clayton”), as Asset Representations Reviewer (in such capacity, the “Asset Representations Reviewer”), and acknowledged and accepted by American Express National Bank, a national banking association (“AENB”), as Account Owner, and The Bank of New York Mellon, as Trustee (the “Trustee”).

WHEREAS, RFC III and American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (“RFC IV”), as Transferors, the Servicer and the Asset Representations Reviewer have previously entered into the Asset Representations Review Agreement, dated as of July 20, 2016 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Original Agreement”), which Original Agreement was acknowledged and accepted by American Express Centurion Bank (“Centurion”) and American Express Bank, FSB (“FSB”), as account owners;

WHEREAS, pursuant to the Original Agreement, Clayton was engaged as the Asset Representations Reviewer to perform reviews of certain Accounts and Receivables for compliance with the representations and warranties made by the Representation Parties with respect to the Accounts and Receivables in the American Express Credit Account Master Trust (the “Trust”);

WHEREAS, as of April 1, 2018, (the “Bank/RFC Merger Date”), (i) Centurion has converted into AENB pursuant to the National Bank Act and regulations of the Office of the Comptroller of the Currency, (ii) FSB has merged with and into AENB pursuant to the Agreement and Plan of Merger, dated February 23, 2018, between AENB and FSB, and (iii) RFC IV has merged with and into RFC III pursuant to the Agreement of Merger, dated as of March 29, 2018, between RFC III and RFC IV, and the certificate of merger related thereto filed with the office of the Secretary of State of the State of Delaware and effective as of April 1, 2018; and

WHEREAS, pursuant to this Agreement, the parties hereto desire to amend and restate the Original Agreement in its entirety in order to, among other things, reflect (A) the conversion of Centurion into, the merger of FSB with and into, and the assumption of the performance of the covenants and obligations of Centurion and FSB by, AENB, and (B) the merger of RFC IV with and into, and the assumption of the performance of the covenants and obligations of RFC IV by, RFC III.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Section 1.01    Definitions.

Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“60-Day Delinquency Percentage” shall mean, with respect to any Monthly Period, the “60-Day Delinquency Percentage,” as reported in the Trust’s monthly Distribution Report on Form 10-D with respect to such Monthly Period.

“Account Owner” has the meaning set forth in Section 1.01 of the Pooling and Servicing Agreement.

“Adverse Effect” has the meaning set forth in Section 1.01 of the Pooling and Servicing Agreement.

“AENB” has the meaning stated in the first paragraph hereof.

“Agreement” has the meaning stated in the first paragraph hereof.

“Ancillary Agreement” shall mean the Consultation Services Agreement for Reg AB II – Asset Representations Review Framework Development Services, dated as of July 10, 2015, as amended and supplemented from time to time.

“Annual Fee” has the meaning stated in Section 4.01(a).

“Annual Period” shall mean (i) the period from and including the Engagement Date to but excluding the first anniversary of the Engagement Date, and (ii) the period from an including each anniversary of the Engagement Date to but excluding the immediately succeeding anniversary of the Engagement Date.

“Asset Representations Reviewer” has the meaning stated in the first paragraph hereof.

“Bank/RFC Merger Date” has the meaning stated in recitals hereof.

“Clayton” has the meaning stated in the first paragraph hereof.

“Client Records” has the meaning stated in Section 3.12.

“Confidential Information” has the meaning stated in Section 7.01(a).

“Covered Representations” shall mean those representations and warranties identified within the “Tests” included in Exhibit A.

“Covered Series” shall mean each Series issued pursuant to a Supplement to the Pooling and Servicing Agreement with respect to which the Asset Representations Reviewer’s engagement is confirmed under Section.

“Delinquency Threshold” shall mean, with respect to any Monthly Period, the “Delinquency Threshold,” as reported in the Trust’s monthly Distribution Report on Form 10-D with respect to such Monthly Period.

“Disclosing Party” has the meaning stated in Section 7.01(a).

“Disqualification Event” has the meaning stated in Section 6.01.

“Eligible Asset Representations Reviewer” shall mean a Person who (i) is not an Affiliate of the Account Owners, the Transferors, the Servicer, the Trustee or any of their Affiliates and (ii) has not been engaged, and is not Affiliated with a Person that has been engaged, by the Account Owners, Transferors or any underwriter to perform pre-closing due diligence work on the Accounts or the Receivables.

“Engagement Date” shall mean July 20, 2016.

“Force Majeure Event” shall mean a failure or delay in the performance of a party’s obligations as set forth in this Agreement that arise out of or are caused by, directly or indirectly, forces beyond a party’s control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

“Indemnified Amex Person” has the meaning stated in Section 5.04.

“Indemnified ARR Person” has the meaning stated in Section 5.03.

“Original Agreement” has the meaning stated in recitals hereof.

“Party” shall mean (i) on the one hand, the Asset Representations Reviewer and (ii) on the other hand, the Transferors and the Servicer, collectively.

“PII” and “Personally Identifiable Information” have the respective meanings stated in Section 7.02(a).

“Pooling and Servicing Agreement” shall mean the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2018, as supplemented by the Supplement relating to each Covered Series.

“Privacy Laws” has the meaning stated in Section 7.02(a).

“Receivables Purchase Agreements” has the meaning set forth in Section 1.01 of the Pooling and Servicing Agreement.

“Representation Parties” means the applicable Transferors and Account Owners, collectively.

“Representatives” has the meaning stated in Section 7.01(a).

“Review” shall mean the completion by the Asset Representations Reviewer of the procedures listed under “Tests” in Exhibit A for each Review Account and Review Receivable as further described in Article III.

“Review Accounts” shall mean those Accounts identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice in accordance with Section 3.02.

“Review Fee” has the meaning stated in Section 4.01(b).

“Review Materials” shall mean the documents, data, and other information required for each “Test” as set forth in Exhibit A.

“Review Notice” shall mean a notice delivered pursuant to Section 4.15 of the Supplement relating to any Covered Series.

“Review Receivables” shall mean the Receivables relating to the Review Accounts.

“Review Report” has the meaning stated in Section 3.07.

“RFC III” has the meaning stated in recitals hereof.

“RFC IV” has the meaning stated in recitals hereof.

“Servicer” has the meaning stated in the first paragraph hereof.

“Tests” shall mean the procedures listed in Exhibit A as applied to the process described in Article III.

“Test Complete” has the meaning stated in Section 3.05.

“Test Fail” has the meaning stated in Section 3.05.

“Test Incomplete” has the meaning stated in Section 3.04.

“Test Pass” has the meaning stated in Section 3.05.

“Transaction Documents” shall mean the Pooling and Servicing Agreement and the Receivables Purchase Agreements, as applicable.

“Transferors” has the meaning set forth in Section 1.01 of the Pooling and Servicing Agreement.

“Trust” has the meaning stated in recitals hereof.

“Trustee” has the meaning stated in the first paragraph hereof.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01    Engagement; Acceptance.

The Transferors hereby engage Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Trust. Asset Representations Reviewer accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement. The Transferors hereby confirm such engagement with respect to all Covered Series outstanding on the date hereof. The Transferors shall confirm such engagement with respect to each additional Covered Series pursuant to the related Supplement.

Section 2.02    Eligibility of Asset Representations Reviewer.

The Asset Representations Reviewer is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer will notify the Transferors and the Servicer promptly if it ceases to be an Eligible Asset Representations Reviewer or if any event shall have occurred that would, or may reasonably be expected to, result in it ceasing to be an Eligible Asset Representations Reviewer.

Section 2.03    Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Representation Parties, the Servicer or the Trustee for the manner in which it accomplishes the performance of its obligations under this Agreement. Unless expressly authorized by the Transferors, the Asset Representations Reviewer will have no authority to act for or represent the Representation Parties, the Servicer or the Trustee and will not be considered an agent of the Representation Parties, the Servicer or the Trustee. Nothing in this Agreement will make the Asset Representations Reviewer and any of the Transferors or the Servicer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.

ARTICLE III.

DUTIES OF THE ASSET REPRESENTATIONS REVIEWER

Section 3.01    Review Scope.

The review conducted by the Asset Representations Reviewer pursuant to this Agreement is designed to determine whether certain Accounts and Receivables were not in compliance with the Covered Representations made with respect thereto by the Representation Parties in the Transaction Documents.

The Review is not designed to determine any of the following:

(a)        Reason for delinquency;

(b)        Creditworthiness of the obligor, either at the time of the Review or as of the Account or Receivable creation date;

(c)        Overall quality of any Review Account or Review Receivable;

(d)        Whether the applicable Servicer has serviced any Account and/or Receivable in compliance with the Pooling and Servicing Agreement;

(e)        Whether noncompliance with the representations or warranties constitutes a breach of the provisions of any of the Transaction Documents;

(f)        Whether the Accounts or Receivables were in compliance with the representations and warranties set forth in the Transaction Documents, except as expressly described in this Agreement; or

(g)        To establish cause, materiality or recourse in the case of any failed Test as described in Section 3.05.

The Parties acknowledge that certain representations and warranties made by the Representation Parties in the Transaction Documents contain materiality thresholds, for example, where a breach of the representation or warranty is conditioned upon the failure to comply having an Adverse Effect. The Asset Representations Reviewer will not make any determination as to materiality, including any determination as to whether any deviation from or noncompliance with the requirements of a particular representation or warranty has or may have an Adverse Effect. Any such determination will be made by the applicable Representation Party.

Section 3.02    Review Notices.

Upon receipt of a Review Notice from the Servicer, the Asset Representations Reviewer will commence a Review. The Asset Representations Reviewer will not be obligated to commence a Review until a Review Notice is received. Once the Review Notice is issued, the Servicer will provide the Asset Representations Reviewer access to a list of Review Accounts within 30 days or as soon thereafter as reasonably possible in the event of a Force Majeure Event.

The Asset Representations Reviewer is not obligated to verify (i) whether a Review Notice was required to be delivered under the Pooling and Servicing Agreement or (ii) the accuracy or completeness of the list of Review Accounts provided by the Servicer.

Section 3.03    Review Materials.

Within 60 days of the delivery of a Review Notice, or as soon thereafter as reasonably possible in the event of a Force Majeure Event, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all Review Accounts and the

Review Receivables; provided, however, that if the Servicer requires additional time to provide one or more documents constituting Review Materials, the Servicer will provide the documentation that it has available within such 60-day period and will continue to gather the balance of the Review Materials.

All Review Materials will be provided for onsite review at the Servicer’s offices specified in or pursuant to Section 9.02. The Asset Representations Reviewer agrees to keep all materials reviewed confidential and will not copy or remove any documentation from the Servicer’s premises without prior written approval. The Servicer may redact or remove Personally Identifiable Information from the Review Materials in a manner that does not change the meaning or usefulness of the Review Materials. The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

Section 3.04    Missing or Incomplete Review Materials.

Upon receipt of access to the Review Materials, the Asset Representations Reviewer will complete an initial document inventory to verify there are no systemic documentation errors, including but not limited to consistently missing or incomplete Review Materials. The purpose of this review is to determine if there are systemic issues with documentation.

If the Asset Representations Reviewer determines that any Review Materials are not accessible, clearly unidentifiable, and/or illegible, the Asset Representations Reviewer will request in writing that the Servicer provide an updated or replacement copy of such Review Materials. The Servicer will use all reasonable efforts to provide, or cause to be provided, missing or incomplete Review Materials to the Asset Representations Reviewer or other documents or information to correct the issue of incompleteness or missing information as promptly as practicable and within 30 days of the receipt of such a request by the Asset Representations Reviewer; provided that the Servicer shall have an additional 30 days to correct any such issues if it notifies the Asset Representations Reviewer in writing that it is working diligently and it believes that satisfactory materials will be available for review by the Asset Representations Reviewer within an additional 30 days.

In the event any missing or incomplete Review Materials are not provided or corrected within this timeframe, the Asset Representations Reviewer will perform the associated Tests in consideration that such Review Materials are missing or incomplete. With respect to any such missing or incomplete Review Materials, if the Asset Representations Reviewer determines in good faith, with prior written notice to the Servicer and the Transferors, that it cannot complete a Test due to such missing information or the incompleteness of such information, the Asset Representations Reviewer will record the result of such Test as incomplete (a “Test Incomplete”).

Section 3.05    The Asset Representations Review.

Once the Asset Representations Reviewer has confirmed that sufficient Review Materials are available to commence the Review, the Asset Representations Reviewer will commence the

Review. For a Review, the Asset Representations Reviewer will perform the applicable procedures listed under “Tests” in Exhibit A for each Covered Representation using the Review Materials identified in Exhibit A for each Test. The Asset Representations Reviewer will complete the Tests for each Covered Representation only using the Review Materials made available to it. For each Test, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”), if the Test has not been satisfied (a “Test Fail”) or if the result of the Test should be recorded as “Test Incomplete” in accordance with Section 3.04.

If a Test with respect to a Review Account or Review Receivable was conducted in connection with a prior Review, the Asset Representations Reviewer will not repeat the Test on such Review Account or Review Receivable to the extent such Test would be duplicative of the Test conducted in connection with such prior Review unless the Servicer requests in writing that such Test be repeated. The Asset Representations Reviewer will include the previously reported Test results for any such duplicate Test within the Review Report for the current Review.

Following the delivery of the list of Review Accounts pursuant to Section 3.02, and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Receivable is paid in full by the Obligor or reassigned to a Transferor in accordance with the Pooling and Servicing Agreement. On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of such Review Receivable and related Review Account, and the review of such Review Receivable and related Review Account will be considered complete (a “Test Complete”).

Section 3.06    Review Period.

The Asset Representations Reviewer will use its best efforts to complete the Review within 60 days of receiving access to all Review Materials made available under Sections 3.03 and 3.04. If additional Review Materials are provided to the Asset Representations Reviewer under Section 3.04, the review period will be extended for an additional 30 days from the latest date on which such additional Review Materials are provided.

Section 3.07    Review Reports.

Within five (5) Business Days following the completion of the Review, the Asset Representations Reviewer will provide the Servicer with a report identifying any Test that resulted in a “Test Fail” or “Test Incomplete.” Following the delivery of such report, the Servicer will have fifteen (15) Business Days to provide additional Review Materials or any other relevant information to the Asset Representations Reviewer, and the Asset Representations Reviewer will consider any applicable Test results in light of such additional Review Materials or information.

Within 30 days (or 45 days if additional Review Materials are provided in accordance with the immediately preceding paragraph) following the end of the applicable review period described in Section 3.06, the Asset Representations Reviewer will provide the Transferors, the Servicer and the Trustee with a report providing each Test result (i.e., Test Pass, Test Fail or Test Incomplete) for each Covered Representation with respect to the Review Accounts and Review Receivables (such report, a “Review Report”). The Review Report will contain a summary of the Review results which may be included (in whole or in part) in the Trust’s monthly Distribution Report on Form 10-D for the applicable Monthly Period. The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information.

Section 3.08    Review and Procedure Limitations.

The Asset Representations Reviewer will have no obligation (i) to determine whether a breach of the terms of any representation or warranty has occurred, (ii) to determine whether any applicable triggering events for a Review occurred, (iii) to determine which Accounts and/or Receivables are subject to a Review, (iv) to obtain or confirm the validity of the Review Materials, (v) to obtain missing or incomplete Review Materials, or (vi) to take any action or cause any other party to take any action under any of the Transaction Documents to enforce any remedies for breaches of any representations or warranties, including the Covered Representations.

The Asset Representations Reviewer will only be required to perform the Tests provided in Exhibit A in consideration of the Review Materials and will have no obligation to perform additional testing procedures on any Review Accounts or Review Receivables or to consider any additional information provided by any party. The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that described in Section 3.07. However, the Asset Representations Reviewer may perform additional testing procedures and may review and report on additional information that it determines in good faith to be material to its performance under this Agreement.

The Transferors expressly agree that the Asset Representations Reviewer is not advising the Transferors or any Affiliate of the Transferors or any Certificateholder or any investor or future investor concerning the suitability of the Certificates or any investment strategy. The Transferors expressly acknowledge and agree that the Asset Representations Reviewer is not an expert in accounting, tax, regulatory, or legal matters, and that the Asset Representations Reviewer does not provide legal advice as to any matter.

Section 3.09    Review Systems.

The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.

Section 3.10    Representatives.

(a)        Servicer Representative. The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.

(b)        Asset Representations Review Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Transferors, or the Trustee during the Asset Representations Reviewer’s performance of a Review.

(c)        Inquiries Regarding a Review. The Asset Representations Reviewer will make appropriate personnel available to respond in writing to written questions or requests for clarification of any Review Report from the Servicer, the Transferors or the Trustee until the earlier of (i) the payment in full of all Covered Series and (ii) one year after the delivery of such Review Report. The Asset Representations Reviewer will have no obligation to respond to requests or inquires made by any other Person.

Section 3.11    Dispute Resolution.

If an Account or Receivable that was reviewed by the Asset Representations Reviewer is the subject of a dispute resolution proceeding under Section 4.09 of the Pooling and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of the Servicer. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be paid: (i) if the requesting party selects mediation as the resolution method, as mutually agreed upon by the repurchase party and the requesting party as part of the mediation, and (ii) if the requesting party selects arbitration as the resolution method, in accordance with the final determination of the arbitrator.

Section 3.12    Records Retention.

Unless otherwise directed by the Servicer, in connection with any Review, the Asset Representations Reviewer will maintain copies of the Review Materials (to the extent any Review Materials are copied or removed), the Review Report and any internal work papers and correspondence (collectively the “Client Records”) until the earlier of (i) the payment in full of all Covered Series and (ii) one (1) year after the delivery of such Review Report. At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to the Servicer, in electronic format, or as otherwise instructed by the Servicer. Upon the return of the Client Records, the Asset Representations Reviewer shall destroy any remaining copies of such Client Records and shall have no obligation to respond to inquiries concerning the Review.

Section 3.13    Regulation AB Information

(a)        The Asset Representations Reviewer shall (x) within 30 calendar days after prior written request from the Transferors, provide to the Transferors such information regarding the Asset Representations Reviewer as is required for purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB in connection with the Trust’s Annual Report on Form 10-K, and (y) within five (5) Business Days after prior written request from the Transferors, enter into an Indemnification Agreement in substantially the form of Exhibit B hereto in connection with a Series of Offered Certificates (as such term is defined in the Indemnification Agreement referenced herein).

(b)        As promptly as practicable following notice to or discovery by the Asset Representations Reviewer of any material changes to the most recently provided information for purposes of compliance with Items 1109(b), 1117 or 1119 of Regulation AB, provide to the Transferors, in writing, notice of such material changes.

(c)        Information regarding the Asset Representations Reviewer for purposes of compliance with Items 1109(b), 1117 and 1119 of Regulation AB (“Regulation AB Information”) shall include:

(i)        the Asset Representations Reviewer’s name and form of organization;

(ii)        a description of the extent to which the Asset Representations Reviewer has had prior experience serving as an asset representations reviewer for asset-backed securities involving credit card receivables;

(iii)        a description of any affiliation between the Asset Representations Reviewer and any of the following parties to a securitization transaction to which this Agreement relates, as such parties are identified by name to the Asset Representations Reviewer by the Transferors in the written requests made to the Asset Representations Reviewer pursuant to clause (a) of this Section 3.13;

(A)       the sponsor;

(B)       any depositor;

(C)       the issuing entity;

(D)       any servicer;

(E)       any trustee;

(F)       any originator;

(G)       any significant obligor;

(H)       any enhancement or support provider;

(I)        any underwriter;

(J)        any person hired by the sponsor or an underwriter to perform due diligence on the Receivables; and

(K)       any other material transaction party; and

(iv)        a description of any material pending legal or other proceedings involving the Asset Representations Reviewer or of which any property of the Asset Representations Reviewer is subject that, individually or in the aggregate as to the Asset Representations Reviewer, would have a material adverse impact on investors in the Offered Certificates.

(d)        In connection with each Annual Report on Form 10-K and each Distribution Report on Form 10-D with respect to the Offered Certificates filed by or on behalf of the Transferors, the Asset Representations Reviewer shall be deemed to represent and warrant, as of the date that is fifteen (15) days prior to the date of filing for each Annual Report on Form 10-K with respect to the Regulation AB Information most recently provided by the Asset Representations Reviewer, and as of the related Distribution Date for each Distribution Report on Form 10-D with respect to the Regulation AB Information most recently provided by the Asset Representations Reviewer, that such Regulation AB Information is materially correct and does not have any material omissions (to the extent Transferors have identified the transaction parties to the Asset Representations Reviewer), unless the Asset Representations Reviewer has provided an update to such Regulation AB Information.

ARTICLE IV.

PAYMENTS TO ASSET REPRESENTATIONS REVIEWER

Section 4.01    Asset Representations Reviewer Fees.

(a)        Annual Fee.

As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) equal to the amount separately agreed to by the parties hereto with respect to each annual period prior to the termination of this Agreement. The Annual Fee will be initially payable on the date of this Agreement and then payable annually on each anniversary of the date of this Agreement upon receipt of a detailed invoice.

(b)        Review Fee.

Following the completion of a Review and delivery of the Review Report and a detailed invoice, the Asset Representations Reviewer shall be entitled to a fee equal to the amount separately agreed to by the parties hereto (the “Review Fee”).

Section 4.02    Reimbursable Expenses.

The Transferors, or the Account Owners at the direction of the Transferors, will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with a Review no later than 30 days following the submission to the Servicer and the Transferors of a detailed invoice.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01    Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations and warranties as of the Engagement Date and as of the Bank/RFC Merger Date:

(a)        Organization and Good Standing. The Asset Representations Reviewer is a Delaware limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this Agreement.

(b)        Due Qualification. The Asset Representations Reviewer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the ownership or lease of its properties, if any, or the conduct of its activities, including the execution, delivery and performance of this agreement, requires such qualification, license or approval except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Asset Representations Reviewer under this Agreement.

(c)        Due Authorization. The execution, delivery, and performance by the Asset Representations Reviewer of this Agreement, and the other agreements and instruments executed or to be executed by the Asset Representations Reviewer as contemplated hereby, have been duly authorized by the Asset Representations Reviewer by all necessary action on the part of the Asset Representations Reviewer.

(d)        Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or by general principles of equity.

(e)        No Conflict and No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, the performance by the Asset Representations Reviewer of the transactions contemplated by this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof and thereof applicable to the Asset Representations Reviewer will not (A) conflict with, or be a breach or default under, any indenture, guarantee or other agreement or instrument to which the Asset Representations Reviewer is a party, (B) violate the organizational documents of the Asset Representations Reviewer or (C) conflict with or violate any Requirements of Law applicable to the Asset Representations Reviewer.

(f)        No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened against the Asset Representations Reviewer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this Agreement.

(g)        Eligible Asset Representations Reviewer. The Asset Representations Reviewer is an Eligible Asset Representations Reviewer.

Section 5.02    Limitation of Liability.

Neither the Asset Representations Reviewer nor any of the directors, officers, employees or agents of the Asset Representations Reviewer in its capacity as Asset Representations

Reviewer shall be under any liability to any Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Asset Representations Reviewer and any director, officer, employee or agent of the Asset Representations Reviewer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Asset Representations Reviewer) respecting any matters arising hereunder. In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

Section 5.03    Indemnification of Asset Representations Reviewer.

To the fullest extent permitted by law, the Transferors will, or will cause the Account Owners to, indemnify and hold harmless the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “Indemnified ARR Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) (“Indemnifiable Amounts”) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified ARR Person (whether or not also indemnified against by any other person) resulting from the performance of its obligations under this Agreement, but excluding any Indemnifiable Amounts resulting from (i) the Indemnified ARR Person’s willful misconduct, bad faith or negligence or (ii) the Indemnified ARR Person’s breach of any of its representations or warranties in this Agreement.

Section 5.04    Indemnification by Asset Representations Reviewer.

To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Transferors, the Account Owners, the Servicer and the Trustee, and each of their officers, directors, employees, and agents (each an “Indemnified Amex Person”), from and against any and all Indemnifiable Amounts of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Amex Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement or the Asset Representations Reviewer’s material breach of any of its representations or warranties or obligations in this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Amex Person from and against any Indemnifiable Amounts arising or resulting from (i) the Indemnified Amex Person’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty made by the Indemnified Amex Person.

ARTICLE VI.

REMOVAL, RESIGNATION

Section 6.01    Removal of Asset Representations Reviewer.

Each of the following events shall constitute a “Disqualification Event”:

(a)        the Asset Representations Reviewer (i) no longer meets the eligibility requirements in Section 2.02 or (ii) will no longer meet the eligibility requirements in Section 2.02 upon the occurrence of an event that is reasonably likely to occur;

(b)        any breach or failure by the Asset Representations Reviewer in any material respect of its representations, warranties, covenants or agreements set forth in this Agreement or in the Ancillary Agreement;

(c)        an Insolvency Event occurs with respect to the Asset Representations Reviewer; and

(d)        the Asset Representations Reviewer becomes a competitor of, or an Affiliate of a competitor of, the Transferors, the Servicer, the Account Owners or any of their Affiliates.

Upon the occurrence of a Disqualification Event set forth in clause (a) above, the Transferors shall, and upon the occurrence of a Disqualification Event set forth in clause (b), (c) or (d) above, the Transferors may but shall not be required to, remove the Asset Representations Reviewer and promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer. Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is assigned in accordance with Section 6.02.

The Asset Representations Reviewer shall promptly notify the Servicer and the Transferors upon its receipt of knowledge of the occurrence of any Disqualification Event.

Section 6.02    Appointment of Successor.

Upon any removal of the Asset Representations Reviewer in accordance with Section 6.01 or any permitted resignation of the Asset Representations Reviewer in accordance with Section 6.04, the Transferors shall appoint a successor Asset Representations Reviewer by an instrument signed by the Transferors, the Servicer and such successor Asset Representations Reviewer, and acknowledged by the Account Owners and the Trustee.

If a successor Asset Representations Reviewer has not been appointed within 30 days after the written notice of the Asset Representations Reviewer’s resignation or the delivery of the written instrument with respect to its removal, the Asset Representations Reviewer or the Trustee may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as above provided.

If the Asset Representations Review resigns or is removed, the Asset Representations Reviewer will cooperate with the Transferors and the Servicer and take all actions reasonably requested to assist the Transferors and the Servicer in making an orderly transition of the Asset Representations Reviewer’s rights and obligations under this Agreement to the successor Asset Representations Reviewer. The Asset Representations Reviewer will pay the reasonable expenses of transitioning the Asset Representations Reviewer’s obligations under this Agreement and preparing the successor Asset Representations Reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the Transferors, the Servicer or the successor Asset Representations Reviewer.

Section 6.03    Merger or Consolidation of, or Assumption of the Obligations of, Asset the Representations Reviewer.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 2.02, will be the successor to the Asset Representations Reviewer under this Agreement. The Asset Representations Reviewer shall promptly notify the Servicer and the Transferors upon the occurrence of any event described in the preceding sentence.

If the Asset Representations Reviewer is not the surviving entity, such successor shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Transferors, the Servicer, and the Trustee in a form satisfactory to the Transferors, the Servicer, and the Trustee, the performance of every covenant and obligation of the Asset Representations Reviewer, as applicable hereunder (to the extent that any right, covenant or obligation of the Asset Representations Reviewer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and, upon the request of the Transferors, the Servicer, and/or the Trustee, the Asset Representations Reviewer shall have delivered to the Transferors, the Servicer, and the Trustee an officer’s certificate of the Asset Representations Reviewer to the effect that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 6.03, that the successor Asset Representations Reviewer meets the eligibility requirements in Section 2.02, and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the Asset Representations Reviewer.

Section 6.04    Asset Representations Reviewer Not to Resign.

The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it hereunder except:

(a)        upon the determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law; or

(b)        on or after the fifth anniversary of the Engagement Date, upon one (1) year’s written notice from the Asset Representations Reviewer to the Transferors, the Servicer and the Trustee.

Any determination permitting the resignation of the Asset Representations Reviewer pursuant to clause (a) above shall be evidenced as to clause (i) above by an opinion of counsel to the Asset Representations Reviewer and as to clause (ii) by an officer’s certificate of the Asset Representations Reviewer, each to such effect delivered to the Transferors, the Servicer, and the Trustee.

No such resignation pursuant to this Section 6.04 shall become effective until a successor Asset Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.02 hereof.

Section 6.05    Notice of Resignation or Removal.

Upon any resignation or removal of, or appointment of a successor to, the Asset Representations Reviewer pursuant to this Article VI, the Transferors shall give prompt written notice thereof to the Trustee, the Servicer and the Rating Agencies then rating the Certificates (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies then rating the Certificates).

ARTICLE VII.

CONFIDENTIAL INFORMATION AND PERSONALLY IDENTIFIABLE

INFORMATION

Section 7.01    Confidential Information.

(a)        Confidential Information Defined. For the purposes of this Agreement, “Confidential Information” means nonpublic proprietary information of the Representation Parties, the Servicer or their Affiliates (collectively, the “Disclosing Party”) that is disclosed to the Asset Representations Reviewer, including but not limited to business or technical processes, formulae, source codes, object code, product designs, sales, cost and other unpublished financial information, customer information, product and business plans, projections, marketing data or strategies, trade secrets, intellectual property rights, know-how, expertise, methods and procedures for operation, information about employees, customer names, business or technical proposals, and any other information which is or should reasonably be understood to be confidential or proprietary to the Disclosing Party. The foregoing definition of Confidential Information applies to: (i) all such information, whether tangible or intangible and regardless of the medium in which it is stored or presented; and (ii) all copies of such information, as well as all memoranda, notes, summaries, analyses, computer records, and other materials prepared by the Disclosing Party or any of its employees, agents, advisors, directors, officers, and subcontractors (collectively “Representatives”) that contain or reflect the Confidential Information.

(b)        Use of Confidential Information. The Asset Representations Reviewer acknowledges that, during the term of this Agreement, it may be exposed to or acquire

Confidential Information of the Disclosing Party or its Affiliates. The Asset Representations Reviewer shall hold the Confidential Information of the Disclosing Party in strict confidence and will not disclose such information except to its Representatives who have a need to know such information for the purpose of effecting the terms and conditions of this Agreement and who have entered into an agreement with the Asset Representations Reviewer with confidentiality restrictions materially equivalent to those contained herein. The Asset Representations Reviewer shall be responsible for the breach of this Agreement by any of its Representatives. The Asset Representations Reviewer will protect the Disclosing Party’s Confidential Information using the same degree of care that it uses to protect its own information of like import, but in no event with less than a commercially reasonable standard of care.

(c)        Exceptions.    Confidential Information shall not include, and this Agreement imposes no obligations with respect to, information that:

(i)          is or becomes part of the public domain other than by disclosure by the Asset Representations Reviewer or any of its Representatives in violation of this Agreement;

(ii)          was disclosed to the Asset Representations Reviewer prior to the effective date of this Agreement without a duty of confidentiality;

(iii)          was obtained from a third party not known after reasonable inquiry to be under a duty of confidentiality.

Section 7.02    Personally Identifiable Information.

(a)        Definition. “Personally Identifiable Information,” or “PII,” means (i) individually identifiable information from or about an identified or identifiable individual, or any information that is combined with such individually identifiable information, including information that can be used to authenticate that individual or access an account, or (ii) information protected as personal data under any applicable laws, regulations, rules and guidance pertaining to privacy, data processing, data protection, data security, encryption, and confidentiality

(b)        Use of Personally Identifiable Information.     To the extent the Asset Representations Reviewer receives Personally Identifiable Information in the performance its obligations hereunder, the Asset Representations Reviewer agrees that it will not use any Personally Identifiable Information except to the extent necessary to carry out its obligations under the Agreement and for no other purpose. The Asset Representations Reviewer will not disclose, or provide access to, any Personally Identifiable Information to any Person other than (i) to the Asset Representations Reviewer personnel who require such Personally Identifiable Information to perform a Review, (ii) with the prior consent of the Representation Parties or the Servicer or (iii) as required by applicable law. When permitted, the disclosure of or access to Personally Identifiable Information will be limited to the specific information necessary for the individual to complete the assigned task.

Section 7.03     Maintenance and Safeguarding.

In order to safeguard Confidential Information of a Disclosing Party and to assure that the Asset Representations Reviewer complies with certain data security provisions and anti-corruption standards, the Servicer has entered into an Ancillary Agreement with the Asset Representations Reviewer which covers information protection contract requirements as well as certain anti-corruption standards. To the extent the Asset Representations Reviewer receives Confidential Information or Personally Identifiable Information in the performance of services under this Agreement, the Asset Representations Reviewer’s receipt and maintenance of such information shall be subject to the provisions of the Ancillary Agreement. Upon the request of the Disclosing Party, the Asset Representations Reviewer shall return all Confidential Information or Personally Identifiable Information to the Disclosing Party provided to it pursuant to this Agreement.

Section 7.04     Disclosure by Operation of Law.

If the Asset Representations Reviewer is requested to disclose all or any part of any Confidential Information or PII under a subpoena, or inquiry issued by a court of competent jurisdiction or by a judicial or administrative agency or legislative body or committee, the Asset Representations Reviewer shall (i) to the extent permitted by law, promptly notify the Representation Parties and the Servicer of the existence, terms and circumstances surrounding such request; (ii) consult with the Representation Parties and the Servicer on the advisability of taking legally available steps to resist or narrow such request and cooperate with the Representation Parties and the Servicer on all steps they consider advisable; and (iii) if disclosure of the Confidential Information or PII, as applicable, is required or deemed advisable by the Representation Parties, exercise commercially reasonable efforts to obtain an order, stipulation or other reliable assurance that confidential treatment shall be accorded to such portion of the Confidential Information or PII, as applicable, to be disclosed. The Transferors shall reimburse, or shall cause the Servicer to reimburse, the Asset Representations Reviewer for reasonable legal fees and expenses incurred in connection with the Asset Representations Reviewer’s effort to comply with this section.

Section 7.05     Remedies.

The Parties agree that an actual or threatened breach of this Article VII by the Asset Representations Reviewer or its Representatives may cause irreparable damage to the Disclosing Party and that damages may not be an adequate remedy for any such breach. Accordingly, the Disclosing Party shall be entitled to seek injunctive relief to restrain any such breach, threatened or actual, without the necessity of posting bond, in addition to any other remedies available to the Disclosing Party at law or in equity.

ARTICLE VIII.

OTHER MATTERS PERTAINING TO THE TRUST

Section 8.01     Termination of the Trust.

This Agreement will terminate on the earlier of (i) the mutual agreement of the Parties, (ii) the payment in full of all Covered Series and (iii) the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01     Amendment.

This Agreement may not be changed orally, but only by an instrument in writing signed by the Asset Representations Reviewer, the Transferors and the Servicer in accordance with this Section 9.01; provided, however, that no amendment shall be effective unless the Transferors shall have provided prior notice of the substance of such amendment to the Trustee and each Rating Agency. The Transferors, the Asset Representations Reviewer and the Servicer may, from time to time, review and modify the Tests and Review Materials described on Exhibit A. Any such modification shall be effected under this Section 9.01.

Section 9.02     Notices.

All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Asset Representations Reviewer, to:

Via electronic mail to: ARRNotices@clayton.com

And to:

Clayton Fixed Income Services LLC

2638 South Falkenburg Road

Riverview, Florida 33578

Attention: SVP

With a copy to:

Clayton Fixed Income Services LLC

1500 Market Street, West Tower Suite 2050

Philadelphia, Pennsylvania 19102

Attention: General Counsel, Clayton Holdings LLC

If to the Transferors, to:

American Express Receivables Financing Corporation III LLC

4315 South 2700 West,

Room 1100

Mail Code 02-01-46

Salt Lake City, Utah 84184

If to the Servicer, to:

American Express Travel Related Services Company, Inc.

200 Vesey Street, 51st Floor

New York, New York 10285

Attention: General Counsel

If to the Trustee, to:

The Bank of New York Mellon

101 Barclay Street, Floor 7 West

New York, New York 10286

Attention: Corporate Trust Administration – Asset Backed Securities

Section 9.03     Severability Clause.

Subject to Section 7.03, this Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Transferors and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.04     Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.05     Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06     Relationship of the Parties.

The Asset Representations Reviewer is an independent contractor and, except for the services which it agrees to perform hereunder, the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto. Nothing herein contained shall create or imply an agency relationship among Asset Representations Reviewer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 9.07     Captions.

The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 9.08     Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced.

Section 9.09     Assignment.

This Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.03 hereof.

Section 9.10     Benefit of the Agreement.

This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns. No other Person will have any right or obligation under this Agreement.

Section 9.11     Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.12     Survival.

The following sections of this Agreement shall survive the termination of this Agreement: Sections 3.08, 3.11, 3.12, 5.02, 5.03, 5.04, and Articles VII and IX.

Section 9.13     Nonpetition Covenant.

To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, none of the Transferors, the Servicer or the Asset Representations Reviewer shall, prior to the date which is one year and one day after the termination of the Pooling and Servicing Agreement with respect to the Trust or any Transferor, acquiesce, petition or otherwise invoke or cause the Trust or any Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or any Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any Transferor, or any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Trust or any Transferor.

IN WITNESS WHEREOF, the Transferors, the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC as Transferor

By: /s/ David J. Hoberman
Name: David J. Hoberman
Title: President

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By: /s/ David L. Yowan
Name: David L. Yowan
Title: Treasurer

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By: /s/ Robert Harris
Name: Robert Harris
Title: Secretary

Acknowledged by:

AMERICAN EXPRESS NATIONAL BANK, as Account Owner

By /s/ Denise D. Roberts
Name: Denise D. Roberts
Title: Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By /s/ Michael D. Commisso
Name: Michael D. Commisso
Title: Vice President

EXHIBIT A

Covered Representations, Review Materials and Tests

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests
(1)	Pooling and Servicing Agreement, Section 2.04(a)(vi) and applicable Receivables Purchase Agreement, Section 4.02(a)(vi) in each case with respect to clause (a) of the definition of “Eligible Account”	As of the applicable account selection date, each Account is a credit or other charge account or line of credit (if, with respect to the line of credit, the full receivable balance is not due upon receipt of a monthly billing statement (excluding the billing statement with respect to the final payment of such balance) and the line of credit contains a code designation in the related securitization field as described in Section 2.01 of the Pooling and Servicing Agreement or Section 2.01(c) of the applicable Receivables Purchase Agreement, as applicable) in existence and maintained by the applicable Account Owner.

•  List of Acceptable Card Programs

•  Month End Data Report

•  Charge Off Report

•  Selection Reports, or successor reports, for additions from July 2009 forward

•  The Pooling and Servicing Agreement, as in effect as of each applicable account selection date (with respect to any applicable account selection date, a “Historical Pooling and Servicing Agreement”)

i) For each addition from July 2009 forward:

a.  Review the list of Card Programs from the applicable Selection Report

i.   Verify that all Card Programs added were allowable based on the List of Acceptable Card Programs

ii.  Verify that the total count added from each Card Program reconciles to the total balance of the addition

1. Compare the count added from the Card Programs to the Month End Data Report for the applicable account selection date

2. If a discrepancy in the count exists, review the Charge Off Report

3. Verify that the

*	Subject to availability in accordance with any applicable document retention policies.

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests

discrepancy is accounted for based on count

b. Verify that each account added contains an acceptable securitization code

i.   Review the Month End Data Report for the month preceding, and the month of, the applicable account selection date

ii.  Ensure that the account was not coded as securitized prior to the applicable account selection date

iii.  Verify that the Month End Data Report for the applicable account selection date lists the appropriate Account Owner

c.  If the above tests are confirmed, then Test Pass

ii)  For each addition prior to July 2009:

a.  Compare the definition of Eligible Account in the applicable Historical Pooling and Servicing Agreement to the stated representations under the column “Summary of Representation(s)”

b. Verify that the applicable section of the definition has not changed

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests
c. If the above tests are confirmed, then Test Pass
(2)	Pooling and Servicing Agreement, Section 2.04(a)(vi) and applicable Receivables Purchase Agreement, Section 4.02(a)(vi) in each case with respect to clause (b) of the definition of “Eligible Account”	As of the applicable account selection date, each Account is payable in U.S. Dollars.	• Selection Reports, or successor reports, for additions from July 2009 forward • Each Historical Pooling and Servicing Agreement

i) For each addition from November 2015 forward:

a.  Review the applicable Selection Report to verify that amounts due are coded in U.S. Dollars

b. If the above test is confirmed, then Test Pass

ii) For each addition prior to November 2015:

a.     Compare the definition of Eligible Account in the applicable Historical Pooling and Servicing Agreement to the stated representations under the column “Summary of Representation(s)”

b.     Verify that the applicable section of the definition has not changed

c.     If the above tests are confirmed, then Test Pass

(3)	Pooling and Servicing Agreement, Section 2.04(a)(vi) and applicable Receivables Purchase	As of the applicable account selection date, each Account has an Obligor that has not been confirmed by the Account Owner or Servicer in its computer files as being involved in a voluntary or	• Rejection Criteria for additions from July 2009 forward • Selection Reports, or successor reports, for additions from July	i) For each addition from July 2009 forward: a. Review the Rejection Criteria to verify that the criteria included coding to exclude accounts with

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests
	Agreement, Section 4.02(a)(vi) in each case with respect to clause (c) of the definition of “Eligible Account”	involuntary bankruptcy proceeding.	2009 forward • Each Historical Pooling and Servicing Agreement

Obligors in bankruptcy

b.     If the above test is confirmed, then Test Pass

ii) For each addition prior to July 2009:

a.  Compare the definition of Eligible Account in the applicable Historical Pooling and Servicing Agreement to the stated representations under the column “Summary of Representation(s)”

b. Verify that the applicable section of the definition has not changed

c.  If the above tests are confirmed, then Test Pass

(4)	Pooling and Servicing Agreement, Section 2.04(a)(vi) and applicable Receivables Purchase Agreement, Section 4.02(a)(vi) in each case with respect to clause (d) of the definition of “Eligible Account”	As of the applicable account selection date, each Account has an Obligor who has provided as his or her most recent billing address an address located in the United States or its territories or possessions or Canada or a United States military address; provided, however, that as of any date of determination, up to 3% of the Accounts (calculated by number of Accounts) may have Obligors who have provided as their billing addresses, addresses located outside of such jurisdictions.	• Rejection Criteria for additions from July 2009 forward • Selection Reports, or successor reports, for additions from July 2009 forward • Each Historical Pooling and Servicing Agreement

i) For each addition from July 2009 forward:

a.  Review the Rejection Criteria to verify that the criteria included coding to exclude accounts with billing addresses located outside of the United States or one of its territories

b. If the above test is confirmed, then Test Pass

ii) For each addition prior to July 2009: a. Compare the definition of Eligible Account in the applicable Historical Pooling and Servicing Agreement to

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests
the stated representations under the column “Summary of Representation(s)” b. Verify that the applicable section of the definition has not changed c. If the above tests are confirmed, then Test Pass
(5)	Pooling and Servicing Agreement, Section 2.04(a)(vi) and applicable Receivables Purchase Agreement, Section 4.02(a)(vi) in each case with respect to clause (e) of the definition of “Eligible Account”	As of the applicable account selection date, each Account, if such account is a credit card or charge card account, has not been identified as an account with respect to which a related card has been lost or stolen.	• Rejection Criteria for additions from July 2009 forward • Selection Reports, or successor reports, for additions from July 2009 forward • Each Historical Pooling and Servicing Agreement

i)   For each addition from July 2009 forward:

a.  Review the Rejection Criteria to verify that the criteria included coding to exclude accounts flagged as lost or stolen

b.  If the above test is confirmed, then Test Pass

ii) For each addition prior to July 2009:

a.  Compare the definition of Eligible Account in the applicable Historical Pooling and Servicing Agreement to the stated representations under the column “Summary of Representation(s)”

b. Verify that the applicable section of the definition has not changed c. If the above tests are confirmed, then Test Pass

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests

(6)	Pooling and Servicing Agreement, Section 2.04(a)(vi) and applicable Receivables Purchase Agreement, Section 4.02(a)(vi) in each case with respect to clause (h) of the definition of “Eligible Account”	As of the applicable account selection date, each Account does not have receivables that are Defaulted Receivables or that have been identified by the Account Owner or Servicer as having been incurred as a result of the fraudulent use of a related credit or charge card.	• Rejection Criteria for additions from July 2009 forward • Selection Reports, or successor reports, for additions from July 2009 forward • Each Historical Pooling and Servicing Agreement

i) For each addition from July 2009 forward:

a.  Review the Rejection Criteria to verify that the criteria included coding to exclude accounts flagged as fraudulent

b. Review the Rejection Criteria to verify that the criteria included coding to exclude Defaulted Receivables coded for write off

c.  If the above tests are confirmed, then Test Pass

ii) For each addition prior to July 2009:

a.Compare the definition of Eligible Account in the applicable Historical Pooling and Servicing Agreement to the stated representations under the column “Summary of Representation(s)”

b. Verify that the applicable section of the definition has not changed

c.If the above tests are confirmed, then Test Pass

(7)	Pooling and Servicing Agreement, Section 2.04(a)(vii)	As of the applicable account selection date, each Receivable then existing in the related Accounts has	N/A	i) Confirm that each account added is an Eligible Account based on the results of the related Tests for the items (1)

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests
	and applicable Receivables Purchase Agreement, Section 4.02(a)(vii) in each case with respect to clause (a) of the definition of “Eligible Receivable”	arisen in an Eligible Account		through (6) above ii) If confirmed, then Test Pass
(8)

Pooling and Servicing Agreement, Section 2.04(a)(vii)

and

applicable Receivables Purchase Agreement, Section 4.02(a)(vii)

in each case with respect to clause (b) of the definition of “Eligible Receivable”

As of the applicable account selection date, each Receivable then existing in the related Accounts was created in compliance in all material respects with all Requirements of Law applicable to the Account Owner of such Eligible Account and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to such Account Owner, in either case, the failure to comply with which would have an Adverse Effect

•   Overview, Scope and Roles & Responsibilities documentation related to Policies and Procedures (“P&Ps”) for regulatory compliance change management activities

•   Compliance-related documentation evidencing the high-level steps of end-to-end occurrences of regulatory compliance change management activities for the Selection(s) (as defined below)

•   Selection Reports, or successor reports, for additions from July 2009 forward

i) Select one or more regulatory changes or new regulations from within the scope of the Corporate-Wide Compliance Risk Management Policy during the review period (each, a “Selection”)

ii) Review the P&Ps effective as of the Review Notice Date and any prior versions of P&Ps that were effective after November 2015 based on the Selection(s)

iii) Verify that regulatory compliance change management activities in connection with the Selection(s) set forth in the applicable documentations include:

a. the identification of potential changes;

b. the change analysis; and

c. the determination of appropriate action, if any

iv) Verify that regulatory compliance change management activities in connection with the Selection(s) as set

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests

forth in the applicable documentations were materially followed by the compliance department as designed

v) Confirm that any updated P&Ps were communicated and made available to relevant stakeholders, as appropriate, in accordance with internal governance processes

vi) If the above tests are confirmed, then Test Pass

(9)

Pooling and Servicing Agreement, Section 2.04(a)(vii)

and

applicable Receivables Purchase Agreement, Section 4.02(a)(vii)

in each case with respect to clause (c) of the definition of “Eligible Receivable”

		As of the applicable account selection date, each Receivable then existing in the related Accounts with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by such Account Owner of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect	• State or Federal organizational documents, as applicable • Operating Certificates • Selection Reports, or successor reports, for additions from July 2009 forward

i) Locate the applicable Operating Certificates

ii) Conduct an interview with the appropriate American Express employee regarding the outcome of any recent audits or reviews conducted by a Governmental Authority

iii) Confirm that no Governmental Authority has taken any action against American Express that would prevent it from executing, delivering or performing its obligations under the Account Agreements subject to the applicable Selection Reports, or that any such action has been resolved in a manner that would not prevent American Express from executing, delivering or performing its obligations under such Account Agreements

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests

iv) Confirm that no other evidence exists to indicate that any consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority that are required are not valid or have been revoked

v) If the above tests are confirmed, then Test Pass

(10)

Pooling and Servicing Agreement, Section 2.04(a)(vii)

and

applicable Receivables Purchase Agreement, Section 4.02(a)(vii)

in each case with respect to clause (d) of the definition of “Eligible Receivable”

As of the applicable account selection date, each Receivable then existing in the related Accounts as to which at the time of the transfer of such Receivable to the Trust, a Transferor or the Trust will have good and marketable title thereto, free and clear of all Liens (other than any Lien for municipal or other local taxes of a Transferor or an Account Owner if such taxes are not then due and payable or if such Transferor or such Account Owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto)

• UCC Lien Searches • The chronological list of American Express associated entity names • UCC Filings • Selection Reports, or successor reports, for additions from July 2009 forward

i) Locate the applicable UCC Lien Searches and the applicable UCC filings

ii) Confirm that all initial and additional UCC filings are listed on the UCC Lien Searches

iii) Verify that the Debtor is listed as American Express or appears on the chronological list of American Express associated entity names

iv)If the above tests are confirmed, then Test Pass

(11)	Pooling and Servicing Agreement, Section 2.04(a)(vii) and applicable Receivables Purchase	As of the applicable account selection date, each Receivable then existing in the related Accounts is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as	N/A	i) Confirm that there were no issues identified under the Tests for the item (9) above and that such Tests resulted in Test Pass ii) Confirm that each account added is

Item#	Covered Representation(s)	Summary of Representation(s)	Review Materials*	Tests
Agreement, Section 4.02(a)(vii) in each case with respect to clause (f) of the definition of “Eligible Receivable”

such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity)

an Eligible Account based on the results of the Tests for the item (7) above iii) If the above tests are confirmed, then Test Pass
(12)

Pooling and Servicing Agreement, Section 2.04(a)(vii)

and

applicable Receivables Purchase Agreement, Section 4.02(a)(vii)

in each case with respect to clause (k) of the definition of “Eligible Receivable”

		As of the applicable account selection date, each Receivable then existing in the related Accounts constitutes either an “account” or a “general intangible” under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is then required to perfect the Trust’s interest in the Receivables and the proceeds thereof	• UCC Filings • Selection Reports, or successor reports • Transaction Documents

i) Verify that the receivable is a right to payment of a monetary obligation, whether or not earned by performance, arising out of the use of a credit or charge card or information contained on or for use with the card, as described under Article 9-102 of the Delaware UCC

ii) Confirm that each account added is an Eligible Account based on the results of the Tests for the item (7) above

iii) Verify that the UCC Filings list the appropriate parties as set forth in the relevant Transaction Documents

iv)If the above tests are confirmed, then Test Pass

EXHIBIT B

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of [                    ], 20[      ], is between American Express Receivables Financing Corporation III LLC, as Transferor, (the “Transferor”), American Express Travel Related Services Company, Inc. (“TRS”), as Servicer, and Clayton Fixed Income Services LLC (the “Asset Representations Reviewer”).

BACKGROUND

The Transferor has engaged the Asset Representations Reviewer in connection with the American Express Credit Account Master Trust (the “Trust”) pursuant to the Asset Representations Review Agreement (as defined below).

Clayton has provided to the Transferor information required by Regulation AB pursuant to Section 3.13 of the Asset Representations Review Agreement for use in the Preliminary Prospectus and the Prospectus in connection with the issuance of Series 20[      ]-[      ] [Fixed][Floating] Rate Asset Backed Certificates, and has agreed to provide indemnification to the Transferor for such information.

In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

Section 1.1        Certain Defined Terms.    The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise. Capitalized terms used herein but not defined below shall have the meanings given in the Asset Representations Review Agreement.

“Agreement” means this Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

“Asset Representations Review Agreement” means the Amended and Restated Asset Representations Review Agreement, dated April 1, 2018, among American Express Receivables Financing Corporation III LLC, as Transferor, American Express Travel Related Services Company, Inc., as Servicer, and Clayton Fixed Income Services LLC, as Asset Representations Reviewer, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Clayton Information” means the information attached hereto as Exhibit A.

“Offered Certificates” means the Series 20[      ]-[      ] [Fixed][Floating] Rate Asset Backed Certificates offered pursuant to the Preliminary Prospectus.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Preliminary Prospectus” means the preliminary prospectus, dated [                    ], 20[      ], relating to the offering of the Offered Certificates.

“Prospectus” means the prospectus, dated [                    ], 20[      ], relating to the offering of the Offered Certificates.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934,

15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder, as may be amended or modified from time to time.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

Section 2.1        Representations and Warranties from Each Party.    Each party hereto represents and warrants that:

(a)        it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)        this Agreement has been duly authorized, executed and delivered by such party; and

(c)        assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

Section 2.2        Representations and Warranties from the Asset Representations Reviewer. The Asset Representations Reviewer represents and warrants to the Transferor that as of the dates of the Preliminary Prospectus and the Prospectus, respectively, there were no material pending legal or other proceedings involving the Asset Representations Reviewer or of which any property of the Asset Representations Reviewer is subject that, individually or in the aggregate as to the Asset Representations Reviewer, would have a material adverse impact on investors in the Offered Certificates. As promptly as possible following notice to or discovery by the Asset Representations Reviewer of any event or circumstance that would make the representation and warranty in the previous sentence untrue, the Asset Representations Reviewer shall provide the Transferor notice of such event or circumstance.

ARTICLE III.  INDEMNIFICATION

Section 3.1        Indemnification.    To the fullest extent permitted by law, the Asset Representations Reviewer agrees to indemnify and hold harmless each Transferor and its officers, directors, shareholders, employees, agents and each Person, if any, who controls each such Transferor within the meaning of either Section 15 of the Securities Act or Section 20 of the

Securities Exchange Act from and against, any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) (“Indemnifiable Amounts”) of any nature resulting from or directly related to (i) any untrue statement of a material fact contained in the Clayton Information, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (iii) a breach of any of the representations and warranties of the Asset Representations Reviewer contained in Section 2.2 of this Agreement, in each case solely to the extent that such Indemnifiable Amounts are not incurred as a result of the Transferor’s willful misconduct, misfeasance, bad faith, fraud or negligence. In no event shall the Asset Representations Reviewer be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Asset Representations Reviewer has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 3.2        Notification; Procedural Matters.    Promptly after receipt by any indemnified party under Section 3.1 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 3.1, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 3.1 except to the extent it has been materially prejudiced by such failure; provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under Section 3.1. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) representing an indemnified party separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

ARTICLE IV.  GENERAL

Section 4.1        Successors.    This Agreement shall inure to the benefit of and be binding upon the parties hereto, their affiliates and their respective successors and assigns and the officers, directors, shareholders, employees, agents and controlling Persons referred to in Article III hereof and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.2        GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.3         Acknowledgement.        The Asset Representations Reviewer hereby acknowledges and agrees that the Clayton Information has been used in the Preliminary Prospectus and the Prospectus.

Section 4.4        Miscellaneous.    Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.5        Notices.    All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Transferor, American Express Receivables Financing Corporation III LLC, 4315 South 2700 West, Room 1100, Mail Code 02-01-46, Salt Lake City, Utah 84184, Attention: President, with a copy to American Express Travel Related Services Company, Inc., as administrator, American Express Tower, 200 Vesey Street, New York, New York 10285, Attention: Treasurer; (b) in the case of TRS, American Express Travel Related Services Company, Inc., American Express Tower, 200 Vesey Street, 51st Floor, New York, New York 10285, Attention: General Counsel and (c) in the case of the Asset Representations Reviewer, Clayton Fixed Income Services LLC, 1700 Lincoln Street, Suite 2600, Denver, Colorado 80203, Attention: SVP, Surveillance; with a copy to Clayton Fixed Income Services LLC, 100 Beard Sawmill Road, Ste. 200, Shelton, Connecticut 06484, Attention: General Counsel; or, in each case, to such other address as to which the applicable party has notified the other parties in writing pursuant to this Section.

Section 4.6        Waiver of Jury Trial.    EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY

DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 4.7        Submission to Jurisdiction; Waivers.    Each of the parties hereto hereby irrevocably and unconditionally:

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; AND

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

Section 4.8        Benefit of Agreement.    This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. No other Person will have any right or obligation under this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

AMERICAN EXPRESS RECEIVABLES
FINANCING CORPORATION III LLC as Transferor

By:
Name:
Title:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:
Name:
Title:

CLAYTON FIXED INCOME SERVICES LLC, as Asset Representations Reviewer

By:
Name:
Title:

B-1

Exhibit A

CLAYTON INFORMATION

Item 1109(b)(1)-(2):

[            ]

Item 1117:

[            ]

Item 1119:

[            ]

A-1